UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2006

Neuro-Hitech Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-125699	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 2514, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 798-8100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 3, 2006, Mr. David Barrett joined us as our new Chief Financial Officer. Since January 2005 Mr. Barrett had been serving as Chief Financial Officer of Overture Financial Services, LLC, a company specializing in construction and management of investment platforms for financial intermediaries. Between September 2003 and January 2005, Mr. Barrett served in a variety of capacities, most recently as Chief Financial Officer of Overture Asset Managers, LLC, an asset management holding company that partners, acquires and manages investment managers with complementary investment products. Between June 1999 and September 2003, Mr. Barrett was employed by Deloitte & Touche where he served in a variety of capacities, most recently as Senior Consultant in merger and acquisition services.

Mr. Barrett will receive a base salary of $150,000 and is eligible to receive an option to purchase 40,000 shares of our common stock, of which 20,000 shares shall vest on April 3, 2007, 10,000 shares shall vest on April 3, 2008 and the remaining 10,000 shares shall vest on April 3, 2009. The exercise price of the option has yet to be determined.

A copy of the press release announcing the appointment of Mr. Barrett is attached as an exhibit under Item 9.01(d) of this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH PHARMACEUTICALS, INC.

Date: April 7, 2006	By:	/s/ Reuben Seltzer
Reuben Seltzer
President and Chief Executive Officer